Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. Announces Management and Organizational Changes

●	Peter A. Hofmann named to new strategy and business development role

●	Bonnie J. Malley promoted to chief financial officer

●	Thomas S. Buckingham promoted to executive vice president

●	Edward W. Cassidy assumes expanded distribution role

●	Jody A. Beresin promoted to senior vice president

Hartford, Conn., October 9, 2012 – The Phoenix Companies, Inc. (NYSE:PNX) today announced management and organizational changes focused on accelerating business growth.

“Over the last three years, we have made significant progress in strengthening the company and redefining our business strategy. It is now time to realign the organization to sharpen our focus on strategic business development, better support our core priorities and improve our ability to execute,” said James D. Wehr, president and chief executive officer. “Toward that end, I have asked several members of the management team to take on new and expanded responsibilities.”

The following changes are effective November 15, 2012:

●
Peter A. Hofmann, CFA, Executive Vice President, Strategy and Business Development.
Mr. Hofmann, Phoenix’s current chief financial officer and treasurer, will become executive vice president, Strategy and Business Development, a newly created position focused on accelerating new business momentum and improving profitability. In his new role, Mr. Hofmann will be responsible for strategic planning, business development and capital management. He joined Phoenix in 2001 as a vice president to establish the investor relations function and prepare the company for its initial public offering. He was named chief financial officer in 2007.

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●
Bonnie J. Malley, Executive Vice President, Chief Financial Officer and Treasurer.
Ms. Malley will be promoted to chief financial officer and assume responsibility for all financial management and oversight as well as investor relations. Ms. Malley is currently executive vice president and chief administrative officer and will retain responsibility for information technology. Ms. Malley joined Phoenix in 1985 as a staff auditor and served in increasingly senior accounting and finance positions, including chief accounting officer. She assumed responsibility for Human Resources in 2002 and, in the ensuing years, added other administrative functions.

The following changes are effective November 1, 2012:

●
Thomas S. Buckingham, FSA, Executive Vice President, Product Development and Operations.
Mr. Buckingham will be promoted to executive vice president and lead all product- and service-related functions including product development, product implementation and operations. Mr. Buckingham is currently senior vice president, Product Implementation and Operations. He joined Phoenix as an actuarial assistant in 1999 and served in increasingly senior corporate, product development and operational positions.

●
Edward W. Cassidy, Executive Vice President and Managing Principal, Saybrus Partners, Inc.
Mr. Cassidy will take on additional responsibility for building out Phoenix’s distribution strategy in addition to managing Saybrus Partners’ third-party distribution consulting business. Mr. Cassidy joined Phoenix in 2006 as a senior vice president in charge of life insurance distribution and was named managing principal of Saybrus Partners when it was established in 2009.

●
Jody A. Beresin, Senior Vice President, Administration.
Ms. Beresin will be promoted to senior vice president and will be responsible for Human Resources, Corporate Communications and Corporate Services. Ms. Beresin is currently vice president, Human Resources. She joined Phoenix in 1994 as a director in Corporate Communications and held increasingly senior positions in Corporate Communications and Human Resources, which she joined in 2004.

The following change is effective October 31, 2012:

●
Philip K. Polkinghorn, FSA, Senior Executive Vice President, Business Development.
Mr. Polkinghorn will resign from the company.  He joined Phoenix in 2004 as an executive vice president and most recently played a significant role in developing the company’s middle market strategy and fixed indexed annuity business.

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ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. Headquartered in Hartford, Connecticut, Phoenix has a history of keeping its promises since 1851. For more information, visit www.phoenixwm.com.

FORWARD-LOOKING STATEMENTS
This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, and often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us.  They are not guarantees of future performance.  Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, that some or all of the anticipated benefits of the management and organizational changes described herein may not be realized or maintained.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

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